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                          EXHIBIT 10T
                        FIRST AMENDMENT TO
            AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

            THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of July 30, 1998, among MULTIGRAPHICS, INC. f/k/a AM INTERNATIONAL, INC., a Delaware corporation ("Multigraphics"), PUBLISHING SOLUTIONS INC., an Ohio corporation ("PSI") and FOOTHILL CAPITAL CORPORATION ("Lender").

            WHEREAS, Multigraphics, PSI and Lender are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 19, 1998 (as amended, the "Loan Agreement"); and

            WHEREAS, Multigraphics and PSI (collectively, "Borrowers") have requested that Lender amend various provisions of the Loan Agreement, and Lender has agreed to do so subject to the terms and conditions contained herein;

            NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

             1.   Defined Terms.   Unless  otherwise  defined herein,
   capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

             2.   Amendments to Loan Agreement.

             (a)  Section 1.1.

             (i)  A new  definition of  the term  "EBITDA"  is hereby
        added  to  Section  1.1   of  the  Loan   Agreement,  in  the
        appropriate alphabetical order, as follows:

                  "'EBITDA' means,  for any  period, the  sum of
             net income (or net loss) before interest, taxes, depreciation and amortization for such period, all as determined for Borrowers on a consolidated basis in accordance with GAAP."

             (ii) The definition of the term "Maximum Revolving Amount" contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:
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                  "'Maximum     Revolving     Amount'     means
             $10,000,000; provided,  that  from  time  to  time
             Borrowers  may  increase  the   Maximum  Revolving
             Amount in increments of $1,000,000, by providing Foothill with written notice thereof at least 3 Business Days prior to the effective date of such increase as specified in such notice; provided, further, that (i) no such increase shall be effective at any time that a Default or an Event of Default  is  in  effect and  (ii)  the  Maximum
             Revolving  Amount   shall   at  no   time   exceed
             $15,000,000. Each such notice of increase shall be irrevocable when given by Borrowers and shall be accompanied by the appropriate line increase fee set forth in Section 2.11 (a)."

           (iii) A new definition of the term "Renewal Date" is hereby added to Section 1.1 of the Loan Agreement, in the appropriate alphabetical order, as follows:

       "'Renewal Date' has the meaning set forth in Section 3.4."



            (iv) The definition of the term "Termination Date" contained in Section 1.1 of the Loan Agreement is hereby deleted.

             (b) Section 2.1(a). Clause (y) of the definition of the term "Borrowing Base" applicable to each of Multigraphics and PSI, respectively, and contained in Section 2.1(a) of the Loan Agreement, is hereby amended by deleting therefrom the amount "$5,000,000" and inserting in its place the amount "$7,000,000".

             (c)  Section  2.6(b).   Section  2.6(b)   of   the  Loan
   Agreement is hereby amended and restated in its entirety, as follows:

                  "(b)    Letter of Credit Fee.  Each Borrower
             shall pay Foothill a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 0.75% per annum times the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of such Borrower; provided, that such fee shall be prospectively reduced by one-quarter percentage point one day after receipt by Lender of Borrowers' unqualified annual audited financial statements for the 1998 fiscal year delivered pursuant to Section 6.3(b), if the interest rate applicable to the Obligations is being reduced on such date pursuant to Section 2.6(a)."

             (d)  Section 2.6(c).    Clause (ii) of Section 2.6(c) of
   the Loan Agreement is hereby amended and restated in its entirety, as follows:
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                  "(ii)     the Letter of  Credit fee provided
             in  Section   2.6(b)   shall   be   prospectively
             increased to  a  per  annum  rate  equal to  2.00
             percentage points above  the otherwise applicable
             Letter of Credit fee provided in Section 2.6(b)."

             (e)  Section 2.11(a).    Section  2.11(a)  of  the  Loan
   Agreement is hereby amended and restated in its entirety, as follows:

                  "(a)     Line  Increase Fee.   A fee  equal to
             1.00% of the amount of each increase in the Maximum
             Revolving Amount, payable on the effective date of such increase."

            (f)   Section  2.11(d).    The  last  clause  of  Section
   2.11(d) is hereby amended and restated in its entirety, as follows:

                  "and, on  each  anniversary  of  May 30,  1997
             prior to the date that this Agreement terminates, Foothill's customary fee of $1,000 per year for its loan documentation review."

             (g)        Section  3.4.      Section  3.4  of the  Loan
   Agreement is hereby amended and restated in its entirety, as follows:

                  "3.4       Term; Automatic Renewal.

                  This Agreement shall become effective upon the
             execution and delivery hereof by each Borrower and Foothill and shall continue in full force and effect for a term ending on May 30, 2002 (the "Renewal Date") and automatically shall be renewed for one additional year period thereafter, unless terminated pursuant to the terms hereof. Either party may terminate this Agreement effective on the Renewal Date or on the first anniversary of the Renewal Date by giving the other party at least 60 days prior written notice. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default."

             (h) Section 3.5. Section 3.5 of the Loan Agreement is hereby amended by adding the following at the end thereof:

                  "If  Borrowers   have   sent   a   notice   of
             termination pursuant to  the provisions  of Section
             3.4 for a termination on the Renewal Date, but fail to pay the Obligations in full on the date set forth in said notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of one year."

             (i) Section 3.6. Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety, as follows:
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                  "3.6      Early Termination by Borrowers.

                  The  provisions  of  Section  3.4  that  allow
                  termination of this Agreement by   Borrowers
                  only on the Renewal Date and certain anniversaries thereof notwithstanding,
                  Borrowers have the option, at any time upon 60 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations, in full (provided, that any contingent reimbursement obligations of either Borrower with respect to outstanding Letters of Credit shall be satisfied in the manner set forth in Section 2.2(e)), together with a premium (the "Early Termination Premium") equal to (a) 2% of the Maximum Revolving Amount if such termination occurs on or before November 30, 1998, (b) 3% of the Maximum Revolving Amount if such termination occurs after November 30, 1998, but on or before November 30, 1999, (c) 2% of the Maximum Revolving Amount if such termination occurs after November 30, 1999 but on or before November 30, 2000, (d) 1% of the Maximum Revolving Amount if such termination occurs after November 30, 2000 but before May 30, 2002 and (e) if this Agreement is renewed pursuant to Section 3.4, 1% of the Maximum Revolving Amount if such termination occurs on or after the Renewal Date but before May 30, 2003; provided, that if Borrowers terminate this Agreement due to Foothill's refusal to consent to a proposed acquisition that would violate Section 7.13(a) or (c) below, the applicable Early Termination Premium shall be reduced by one-half of the amount otherwise payable hereunder."

             (j) Section 7.20(c). A new Section 7.20(c) is hereby added to the Loan Agreement, as follows:

                  "(c)     EBITDA.  EBITDA  of at least $1,300,000 on
             the last day of each fiscal quarter commencing with the first fiscal quarter of the 1999 fiscal year, for the 12 month period ending on such day."

             (k) Section 7.21. Section 7.21 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "7.21     Capital Expenditures.

                  Make capital expenditures  in any  fiscal year
             in excess of $ 1,000,000 in  the aggregate for both
             Borrowers."
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            3.  Ratification and Effectiveness.  This Amendment shall
   constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained
   herein.   Upon  proper  execution  by  Borrowers  and  Lender  and
   satisfaction of the conditions set forth herein, this Amendment shall be deemed to have been effective as of July _, 1998. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

            4.    Miscellaneous.

            (a)   Warranties and Absence  of Defaults.   In  order to
   induce Lender to enter into this Amendment, each Borrower hereby warrants to Lender, as of the date hereof, that:

             (i) The warranties of each Borrower contained in the Loan Agreement, as herein amended, are true and correct as of the date hereof as if made on the date hereof.

             (ii) All information, reports and other papers and data heretofore furnished to Lender by either Borrower in connection with this Amendment, the Loan Agreement and the other Loan Documents are accurate and correct in all material respects and complete insofar as may be necessary to give Lender true and accurate knowledge of the subject matter thereof. Each Borrower has disclosed to Lender every fact of which it is aware which would reasonably be expected to materially and adversely affect the business, operations or financial condition of either Borrower or the ability of either Borrower to perform its obligations under this Amendment, the Loan Agreement or under any of the other Loan Documents. None of the information furnished to Lender by or on behalf of either Borrower contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

             (iii) No Event of Default or event which, with giving of notice or the passage of time, or both would become an Event of Default, exists a of the date hereof.

             (b) Expenses. Borrowers jointly and severally agree to pay on demand all costs and expenses of Lender (including the reasonable fees and expenses of outside counsel for Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered
   hereunder or  in  connection  herewith.    In addition,  Borrowers
   jointly and severally agree to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 4(b) shall survive any termination of this Amendment and the Loan Agreement as amended hereby.
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             (c)  Governing Law.  This Amendment shall  be a contract
   made under and governed by the internal laws of the State of California.

             (d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

             (e)  Reference to  Loan  Agreement.   On  and after  the
   effectiveness of the amendment to the Loan Agreement accomplished hereby, each reference in the Loan Agreement to "this Agreement", "hereunder," "hereof," "herein" or words of like import, and each reference to the Loan Agreement in any Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

             (f) Successors. This Amendment shall be binding upon each Borrower, Lender and their respective successors and assigns, and shall inure to the benefit of each Borrower, Lender and their respective successors and assigns.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.


   MULTIGRAPHICS, INC. f/k/a
   AM INTERNATIONAL, INC.

   By ___________________________________

   Its  _________________________________


   PUBLISHING SOLUTIONS INC.

   By  __________________________________

   Its  __________________________________


   FOOTHILL CAPITAL CORPORATION

   By  __________________________________

   Its   __________________________________


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